Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report for Theater Xtreme Entertainment Group, Inc. dated July 29, 2005, appearing in the Prospectus, which is part of such Registration Statement, and to the reference of us under the heading “Experts” in such Prospectus.

/s/ COGEN SKLAR LLP
Bala Cynwyd, Pennsylvania
November 29, 2005